UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

NANO MAGIC INC.
(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Nano Magic Inc. 750 Denison Court Bloomfield Hills, MI 48302 (844) 273-6462

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: June 12, 2020

TO THE STOCKHOLDERS OF NANO MAGIC INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement are furnished to the holders of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Nano Magic Inc., a Delaware corporation (the “Company”), under to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below taken by unanimous vote at a meeting of the Company’s Board of Directors and by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.	Re-elect the Company’s incumbent directors (the “Election”);
2.	Amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate the Company’s Class B common stock and Class Z common stock and related provisions and rename as “common stock” the Company’s Class A Common Stock (the “Simplification”); and
3.	Amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 7,200,000 to 30,000,000 (the “Share Increase”, and collectively with the Election and the Simplification, the “Corporate Actions”).

The purpose of this Information Statement is to notify our stockholders that on May 8, 2020, stockholders holding a majority of the voting power of our issued and outstanding shares of Common Stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 calendar days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received is the only stockholder approval required for the Corporate Actions under Delaware law, the Company’s Certificate of Incorporation and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions. We have not solicited, and will not solicit, your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on June 8, 2020 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed on or about June 12, 2020 to our holders of Class A Common Stock of record as of June 8, 2020. This notice and the accompanying Information Statement are notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

NANO MAGIC INC.

/s/ Tom J. Berman
Tom J. Berman
President

June 12, 2020

2

3

Nano Magic Inc.

750 Denison Court

Bloomfield Hills, MI 48302

(844) 273-6462

INFORMATION STATEMENT

Pursuant to Section 14C

of the Securities Exchange Act of 1934

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about June 12, 2020 to all holders of record on June 8, 2020 of the Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Nano Magic Inc., a Delaware corporation (“Nano Magic,” the “Company,” “we,” “us,” or “our”), in connection with the approval of the following actions taken by unanimous vote at a meeting of the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of our issued and outstanding shares of Class A Common Stock (the “Approving Stockholders”):

1.	Re-elect the Company’s incumbent directors (the “Election”);
2.	Amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate the Company’s Class B common stock and Class Z common stock and rename as “common stock” the Company’s Class A Common Stock (the “Simplification”); and
3.	Amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 7,200,000 to 30,000,000 (the “Share Increase”, and collectively with the Election and the Simplification, the “Corporate Actions”).

On May 6, 2020, our Board unanimously approved the Corporate Actions and the related Certificate of Incorporation amendments (together, the “Amendments”). Subsequent to our Board’s approval of the Corporate Actions and the Amendments, the Approving Stockholders approved, by written consent, the Corporate Actions and the Amendments. The name of the Approving Stockholders and their approximate ownership percentage of our voting stock are as follows:

Name	Number of Shares of Class A Common Stock Held	Percentage of Class A Common Stock (1)

PEN Comeback, LLC	2,074,101	28.8%
PEN Comeback 2, LLC	1,698,660	23.6%
Rickert Family, Limited Partnership	1,579,883	21.9%
Total:	5,352,644	74.3%

(1)	Based on 7,199,941 shares of Class A Common Stock issued and outstanding.

Since the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

4

The Election will be effective on the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. The Corporate Actions other than the Election will become effective upon the later of (i) the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware regarding the Simplification and the Share Increase, and (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. We expect the Corporate Actions to be effective on or about July 2, 2020 (the “Effective Date”). In no event will the Corporate Actions be effective sooner than 20 calendar days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Class A Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “NMGX.” The closing price of our Class A Common Stock as reported on the OTCQB was $1.97 on April 30, 2020. On April 30, 2020, the SEC issued an Order of Suspension of Trading (the “Order”) of our common stock for the 10-day period from May 1, 2020 to May 14, 2020. A trading suspension is not an enforcement action and is not a finding of wrongdoing by the SEC. In the Order, the SEC raised questions regarding the accuracy and adequacy of publicly available information in the marketplace concerning the Company since at least February 24, 2020, including (a) information in the marketplace claiming that the Company has a patent for a disinfectant that kills “coronavirus”; and (b) a statement made by the Company on April 7, 2020 regarding the Company’s involvement in the fight against COVID-19.

With the assistance of outside counsel, Dickinson Wright, we have notified the SEC that we do not believe the SEC should have ordered a trading suspension and we believe that all disclosures by the Company in the marketplace are accurate and adequate.

On May 6, 2020, we, through Dickinson Wright, filed with the SEC a Petition to Terminate Trading Suspension (“Petition”). On May 7, 2020, Dickinson Wright filed with the SEC a Motion for Expedited Consideration of Petition to Terminate Trading Suspension. In our Petition, we informed the SEC that neither the Company, nor its officers or directors were the source of the “information in the marketplace” cited by the SEC The Company believes that the “information” to which the SEC refers is information that may have been posted by third parties on internet message boards. The Company cautions investors to rely only on information released by the Company in its current and periodic reports filed with the SEC, and in press releases that the Company, from time to time, may issue. The Company has a policy of not communicating on internet message boards and a policy of not communicating with persons seeking to obtain information from the Company outside of the Company’s public filings and official statements. The Company at no time and in no medium has communicated or published information claiming that “the Company has a patent for a disinfectant that kills ‘coronavirus.’” The Company has no knowledge of the source of such information entering the marketplace. The Company’s practice is to cooperate with non-public inquiries conducted by regulators. The Company does have four issued patents – two issued in April 2017, one issued in November 2018, and one issued in October 2019 – relating to the Company’s work in disinfectants. The testing on the Company’s formulations for the four patents all occurred prior to the filing in 2015 of the patent applications.

Record Date and Voting Securities

Only stockholders of record at the close of business on May 8, 2020 are entitled to notice of the information disclosed in this Information Statement. As of May 8, 2020, our authorized securities consist of the following:

●	7,200,000 shares of Class A Common Stock,
●	2,500,000 shares of Class B common stock,
●	300,000 shares of Class Z common stock, and
●	20,000,000 shares of preferred stock.

As of May 8, 2020, there were 7,199,941 shares of Class A Common Stock issued and outstanding, held by 357 holders of record, and no shares of Class B common stock, Class Z common stock or preferred stock issued and outstanding. Holders of our Class A Common Stock are entitled to one vote per share.

Expenses

The Company will pay costs of preparing, printing and mailing this Information Statement. We will ask brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Class A Common Stock held of record by them and will reimburse them for their reasonable charges and expenses incurred.

5

Dissenters’ Rights

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

Action By Written Consent of the Approving Stockholders

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting an annual or special stockholders’ meeting convened for the specific purpose of the action. Delaware law also requires that if an action is approved by written consent, a company must provide prompt notice to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company. In order to eliminate the costs and management time involved in holding a special meeting and in order to implement the actions disclosed herein as quickly as possible which we believe to be in the best interests of the Company and our stockholders, we chose to obtain the written consent of the Approving Stockholders to approve the Corporate Actions.

The Corporate Actions cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

ACTION ONE: ELECTION OF DIRECTORS

In accordance with Rule 14c-2 under the Exchange Act, the Election will become effective 20 days after we mail this notice and the accompanying Information Statement to our stockholders. The Company anticipates that the effective date of the Election will be July 2, 2020.

In the Written Consent of the Approving Stockholders dated May 8, 2020, the Approving Stockholders elected the individuals identified below to the Board of Directors.

Name	Age	Position(s)	Serving Since
Ronald J. Berman	62	Director	May 1996
Tom J. Berman	41	Director, President and Chief Executive Officer	October 2018
Todd Lunsford	53	Director	February 2020
Jeanne M. Rickert	67	Director and Chief Legal Officer	August 2014
Scott E. Rickert	66	Chairman of the Board	August 2014
Howard Westerman	67	Director	May 2007

Our directors are elected for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. All directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.

There are no agreements with respect to the election of Directors.

Ronald J. Berman was in the private practice of law from 1980 to 1987. Mr. Berman co-founded Rock Financial (now Quicken Loans) in 1985 and was a member of its Board of Directors. Mr. Berman co-founded BEG Enterprises and served as its President from 1989 to 1998. Mr. Berman is currently practicing law as a sole practitioner. Mr. Berman is a licensed attorney in both Michigan and Florida. He is the father of director and officer Tom Berman.

With his experience in legal matters and founding businesses, Mr. Berman provides our board with professional and strategic expertise, as well as the benefit of his significant knowledge of business operations.

6

Tom J. Berman joined us on October 15, 2018, as our President and as a director and was elected CEO in February, 2020. He also serves as President and CEO of our subsidiary, Nano Magic LLC. Prior to joining us, Mr. Berman was most recently Chief Administrative Officer and General Counsel for Ascion, LLC d/b/a Reverie, a Michigan-based sleep technology company. At Ascion, he was responsible for helping to develop that company’s overall business strategy along with leading its business development, HR, IT and Legal departments as well as its real estate management. He was with Ascion from 2012 until 2018. Prior to joining Ascion Mr. Berman founded Berman Law, PLLC. He is a graduate of Michigan State University and of the University of Detroit Mercy School of law. Tom Berman is the son of director Ronald J. Berman.

With his operations experience and experience guiding the growth at Ascion, Mr. Berman provides operational and strategic guidance, especially to our Product segment, as well as bringing his viewpoint as a legal professional.

Todd Lunsford is presently the CEO of Rocket Loans, a national marketplace lending company specializing in online personal loans, which is part of the Quicken Loans/Rocket Mortgage family of companies. Rocket Loans leverages automation in traditional lending processes to create a scalable business model with a focus on providing an outstanding client experience. Mr. Lunsford was a founder of Rocket Loans in 2015 and was its CEO through December 2017. From 2018 until returning to Rocket Loans in February 2020, he was a strategic advisor to the Quicken Loans family of companies and served on the boards of a number of those companies. Prior to founding Rocket Loans, Mr. Lunsford was an operating partner at Rockbridge Growth Equity and was responsible for working with six different companies in its portfolio to provide input, support, and ongoing accountability and support as the management worked to build their businesses.

With his operating experience and his experience in providing advice to growing companies, Mr. Lunsford provides the Board and management with both operational and strategic insights.

Jeanne M. Rickert has served as our General Counsel and a Director since August 2014 and as the General Counsel of Nanofilm (now our subsidiary Nano Magic LLC) since January 2014. Before that, she was a lawyer with the Cleveland office of the international law firm of Jones Day, as a partner of the firm for 25 years and as Of Counsel in 2013. Her practice focused on mergers and acquisitions, joint ventures and general corporate and commercial matters. Her undergraduate degree is from Cornell University and her law degree from Case Western Reserve University. She is married to Scott Rickert.

With her prior experience in the practice of law and as our General Counsel, Ms. Rickert provides our board with legal expertise as well as the benefit of her significant knowledge of business law and transactions.

Scott E. Rickert has served as Chairman of our Board of Directors since August 2014. He served as our President and Chief Executive Officer from August 2014 until Mr. Tom Berman was elected President in April 2019. Mr. Rickert had been the Chief Executive Officer of Nanofilm since 2002, after serving Nanofilm as President from its founding in 1985. Prior to starting Nanofilm, Mr. Rickert was a tenured professor of Macromolecular Science at Case Western Reserve University. He has a B.S. in Chemical Engineering from Cornell University and an M.S. and Ph.D. from Case Western Reserve University. He did post-doctoral work at the University of Pennsylvania. He is married to Jeanne Rickert.

Combining his technical background and expertise with his prior experience in developing, commercializing and marketing enhanced-performance products powered by nanotechnology, Mr. Rickert provides our board with technical and operational expertise, as well providing guidance to the companies based on his significant knowledge of all aspects of the production and sale of nanotechnology enhanced-performance products.

Howard Westerman is the Chief Executive Officer of JW Energy Company, a privately held energy development and energy services company headquartered in Dallas, Texas. Mr. Westerman joined JW Energy Company in 1978 and became CEO in 1999. Under his leadership as CEO, the Company’s revenues increased from approximately $70 million to $1 billion. Mr. Westerman has served on the board of PUDO Inc. since 2015 and he served on the board of Peerless Manufacturing Company from 2006 through 2016. He also serves on numerous charitable and community boards.

As a former executive of an operating company, Mr. Westerman brings operations experience to our board, as well as financial acumen and the perspective of an investor.

7

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years, except that Mr. Ronald Berman filed for personal bankruptcy in 2011.

Executive Officers

Richard Fink is President of our subsidiary Applied Nanotech, Inc. He joined Applied Nanotech in 1995 as Vice President and served in that capacity until elected President in August, 2014. He is 63 years old. Mr. Fink has both an M.S. and PhD. Degree in physics from the University of Illinois (Champaign-Urbana) and did post-doctoral work at the University of Texas at Austin.

Dr. Fink’s experience in research and product development, as well as his intimate knowledge of the work done at Applied Nanotech over many years gives him a unique ability to lead the contract research work and product development based on the technology developed at Applied Nanotech.

Leandro Vera was appointed as our Chief Financial Officer on February 12, 2020. Leo has worked with us in a consulting role since December 1, 2018, as the acting CFO for our operations. Leo is a co-founder of Swiftmile, Inc. and has served as its Chief Financial Officer since January of 2015. Between January 2015 and December 2017, Leo also served as Chief Operating Officer of Reverie, one of the leading manufacturers of innovative mattresses, adjustable beds, and pillows. Leo also previously worked at Ergomotion, a $100 million annual revenue supplier of power beds, with roles ranging from COO/CFO to COO, to President and CEO from October 2011 to September 2014, leading it to a successful acquisition by a strategic investor. Prior to Ergomotion, he was Managing Director of Pyrotek, a leading international supplier to aluminum, foundry, glass, zinc, and steel customers with performance improving technical products, integrated processing systems and consulting services worldwide. Leo began his career in public accounting with Coopers & Lybrand LLP in its Audit Assurance division between 1995 and 1997. He is 47 years old.

With his broad business experience and financial training, Mr. Vera brings important expertise to our financial function.

Security Ownership of Certain Beneficial Owners and Management

Set forth in the following table is the indicated information as of May 8, 2020 with respect to each person who is known to us to be the beneficial owner of more than five percent of our Class A Common Stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of Class(1)
PEN Comeback, LLC 750 Denison Court Bloomfield Hills MI 48302	4,148,202		35	%(2)
PEN Comeback 2, LLC 750 Denison Court Bloomfield Hills MI 48302	3,661,846		31	%(2)
Rickert Family, Limited Partnership 9 Diamond Drive Key West, FL 33040	1,579,883		14%
Ronald J. Berman 750 Denison Court Bloomfield Hills MI 48302	1,041,157	(3)	9	%(4)
Tom J. Berman 750 Denison Court Bloomfield Hills MI 48302	443,623	(5)	4	%(6)
Scott E. Rickert 750 Denison Court Bloomfield Hills MI 48302	563,601	(7)	6	%(8)
Jeanne M. Rickert 750 Denison Court Bloomfield Hills MI 48302	558,476		6%

(1)	Percentages assume that all derivative securities presently exercisable or exercisable within 60 days of May 8, 2020 have been exercised and reflect the holder’s economic ownership.

(2)	Includes warrants that are presently exercisable.

(3)	Mr. Ron Berman owns directly 308,296 shares and options for 1,744 shares. The balance of his ownership is held indirectly through investment in PEN Comeback, LLC and PEN Comeback 2, LLC.

(4)	Mr. Ron Berman and Tom Berman share equally the voting and dispositive power over the holdings of both PEN Comeback, LLC and PEN Comeback 2, LLC. By virtue of his role at PEN Comeback, Mr. Ron Berman shares with Tom Berman voting control over the securities held by that entity. By virtue of his role at PEN Comeback and PEN Comeback 2, Mr. Berman’s voting control on a fully diluted basis is 69%.

(5)	Mr. Tom Berman owns directly 21,747 shares and options for 225,000 shares exercisable now or within 60 days of May 8, 2020. The balance of his ownership is held indirectly through investment in PEN Comeback, LLC and PEN Comeback 2, LLC.

(6)	Mr. Tom Berman and Ron Berman share equally the voting and dispositive power over the holdings of both PEN Comeback, LLC and PEN Comeback 2, LLC. By virtue of his role at PEN Comeback, Mr. Tom Berman shares with Ron Berman voting control over the securities held by that entity. By virtue of his role at PEN Comeback and PEN Comeback 2, Mr. Berman’s voting control on a fully diluted basis is 68%.

(7)	As the sole general partner of Rickert Family, Limited Partnership, Mr. Rickert has voting and investment power over the securities held by the partnership. Mr. Rickert disclaims beneficial ownership of the shares for which he does not have a pecuniary interest.

(8)	By virtue of his role as general partner of the family limited partnership, Mr. Rickert’s voting power includes the securities held by the family partnership.

8

Set forth in the table below is information as of May 8, 2020 with respect to the beneficial ownership of Class A Common Stock by our directors and executive officers serving in those roles on the May 8, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Economic Percentage Ownership	Voting and Dispositive Power
Ronald J Berman	1,041,157	9%	69%
Tom J. Berman	443,623	4%	68%
Richard Fink	46,480	(5)	(5)
Todd Lunsford	73,449	1%	(5)
Jeanne M. Rickert (3)	574,366	5%	(5)
Scott E. Rickert (4)	582,616	5%	14%
Leandro Vera	-	-	-
Howard Westerman	231,837	2%	2%
All directors and executive officers as a group (8 persons)	2,993,530	26.4%	86%

(1)	Includes options held directly by the following individuals that are presently exercisable or exercisable within 60 days of the May 8, 2020:

Mr. Ron Berman	1,744
Mr. Tom Berman	225,000
Mr. Fink	1,062
Mr. Westerman	1,059

(2)	Includes indirect ownership by Messrs. Tom and Ron Berman, Mr. Lunsford and Mr. Westerman in warrants held by PEN Comeback LLC and by PEN Comeback 2 LLC that are presently exercisable.

(3)	Shares reported include 47,787 shares owned directly, and the balance shares of Class A Common Stock and warrants presently exercisable beneficially owned through Rickert Family, Limited Partnership. The shares owned by Rickert Family, Limited Partnership are also included because Mr. Rickert has voting and dispositive power of those shares.

(4)	Shares reported include 56,037 shares owned directly, and additional shares of Class A Common Stock and shares underlying warrants presently exercisable shares over which Mr. Rickert has sole voting and dispositive power as the sole general partner of Rickert Family, Limited Partnership. Mr. Rickert disclaims beneficial ownership of securities held by Rickert Family, Limited Partnership in which he does not have a pecuniary interest.

(5)	Ownership represents less than 1%.

Related Party Transactions

The consolidated balance sheet as of December 31, 2019 includes accounts payable of $159,887 used as working capital in 2018 from Mr. Rickert and Ms. Rickert and accrued payroll of $16,000 due to them. In 2019, we paid legal and consulting fees to director Ron Berman of $94,100. In 2019, we paid legal and consulting fees of $90,600 to the law firm of Mr, Tom Berman, who is our President, Chief Executive Officer and a director. Mr. Ron Berman and Mr. Tom Berman are the managers of the limited liability company that is the manager of both of PEN Comeback, LLC and PEN Comeback 2, LLC. These two limited liability companies purchased shares of Class A common stock and derivative securities from us in 2018 and 2019.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the fiscal year ended December 31, 2019 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2019, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any 10% or greater shareholder or any officer or director serving on the May 8, 2020 failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act during the fiscal year ended December 31, 2019.

9

Code of Ethics

We have adopted a code of ethics (as such term is defined in Item 406 of Regulation S-K) (the “Code of Ethics”) that applies to our executive officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics will be sent, free of charge, to any person who sends a written request for a copy to Jeanne Rickert, Secretary, Nano Magic Inc., 750 Denison Court, Bloomfield Hills, Michigan 48302.

The Code of Ethics includes in prohibited transactions trading derivative securities based on our stock, hedging transactions related to our stock, margin accounts, pledges of our stock and other speculative transactions.

We intend to disclose any amendments to our code of ethics, or waivers of its requirements, on our website (www.nanomagic.com).

Director Independence

Our securities are not quoted on an exchange that requires a majority of the members of our board of directors to be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors. Similarly, we are not required to establish or maintain an Audit Committee or other committee of our Board of Directors. Nonetheless, as a matter of corporate governance best practice, we have established an Audit Committee (as described below) and our board has determined that Messrs. Lunsford and Westerman are “independent” as defined by the NASDAQ Marketplace rules.

Board Committees

The Board does not have standing compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. The entire Board participates in the consideration of compensation issues relating to the principal executive officer. We plan to consider establishing compensation and nominating committees at the appropriate time.

Procedures for Recommending Nominating and Evaluating Director Candidates

A stockholder holding shares with an aggregate value of at least $2,000 may nominate a director by delivering a notice that sets forth: (i) the name and address of the stockholder making the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of each person to be nominated; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by the stockholder or by any person directly or indirectly controlling, controlled by, under common control with or acting in concert with the stockholder (a “Stockholder Associated Person”), and by each person to be nominated as of the record date for the meeting and as of the date of such notice; (iv) a description of all contracts, arrangements, understandings or relationships between (a) the stockholder making the nomination and any Stockholder Associated Person that relate to the nomination, (b) the stockholder making the nomination and the proposed nominee and (c) the stockholder making the nomination, the proposed nominee or any Stockholder Associated Person and any other person or persons that relate to the nomination; (v) all other information regarding each nominee that would be required to be disclosed in a proxy statement; and (vi) the consent of each nominee to serve as a director of the corporation if elected and the nominee’s representation that the nominee is qualified under section 3.06 of the Bylaws of the Corporation. Section 3.06 of the Bylaws states that a person is not qualified as a director if the person is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation. The stockholder’s notice must be received not less than 60 days nor more than 90 days prior to the date of the stockholder meeting; except that, if the Corporation gives less than 75 days’ notice of the meeting date or if public disclosure of the date of the meeting is made less than 75 days before the meeting, the notice must be received not later than the close of business the 10th day following the earlier of the day on which the notice of the date of meeting was mailed or the day the date of the meeting was announced publicly. Directors can also nominate candidates for director nominees.

Candidates for director nominees are reviewed in the context of the current composition of the Board and the operating and strategic challenges that we face in the next few years. In conducting this assessment, we consider skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. We will seek out individuals with relevant experience to provide strategic guidance and to advise management as we operate our business and introduce new products.

Audit Committee

In February 2016, the Board created an audit committee. It is charged with overseeing (1) the integrity of our financial statements and accounting and financial reporting processes; (2) our compliance with legal and regulatory requirements; (3) the performance of our independent auditor and the qualifications and independence of that firm; (4) our system of disclosure, internal controls and compliance with our Code of Ethics. Howard Westerman is the sole director on the audit committee. He is not an audit committee financial expert, but our Board has determined that Mr. Westerman is independent as defined in the NASDAQ Marketplace rules.

Meeting Attendance

Our Board met six times during 2019. All Directors attended all meetings with the exception of Mr. Tom Berman who did not participate in the meeting held to discuss and determine his compensation. During the fiscal year ended December 31, 2019, all Board members attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which each Board member served.

10

Stockholder Communications

Stockholders can send communications to the directors by e-mail to j.rickert@nanomagic.com indicating in the subject line that the communication is to the attention of the directors or to the attention of a specific director. Ms. Rickert reviews all these communications with the Chairman to determine what response is necessary and which to share with the other directors.

Board Leadership Structure and Board’s Role in Risk Oversight

The Chairman of our Board is now a separate position from that of our Chief Executive Officer. The two roles were separated after our present Chief Executive Officer was elected to that position in February 2020, and the then Chief Executive Officer and Chairman retained his role as Chairman. We believe having a separate Chairman who has previously been in the Chief Executive Officer role provides greater assurance of a continuity in the vision for our business.

Risk is inherent within every business, and how well a business manages risk can ultimately determine its success. We face a variety of risks. As a manufacturing company with nanotechnology products, operational risks relating to production, sources of supply and quality control are significant. Given our history of operating losses and our small size, liquidity risk is also significant. Management is responsible for the day-to-day management of the risks we face, while the Board has responsibility for the oversight of risk management. Taking its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, our directors discuss with management our strategy and risks we face.

Executive Compensation

The table below sets forth certain compensation information for: (i) our principal executive officer or other individual serving in a similar capacity during our fiscal year ended December 31, 2019; (ii) our two most highly compensated executive officers other than our principal executive officers who were serving as executive officers at December 31, 2019 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2019. Compensation information is shown for the fiscal years ended December 31, 2019 and December 31, 2018.

We sometimes refer to these individuals to as the “named executive officers” as that term is defined under Rule 3b-7 of the Securities Exchange Act. The value attributable to any stock or option awards is computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. None of our named executive officers received compensation in the form of Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings in fiscal 2019. The value of stock awards represents the grant date fair value of awards granted with respect to fiscal 2019 in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For stock awards, these shares were valued on the grant date based on the quoted trading price of the stock on that date.

2019 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(i)		(j)
Tom J. Berman President & CEO	2019	150,000	-	8,000	59,091	(2)	90,600	(3)	307,691
	2018	0	-	2,000	-		30,000	(4)	32,000
Richard Fink President, Applied Nanotech, Inc	2019	104,500	2,400	9,925	-		-		116,525
	2018	112,000		-	-

11

(1)	All directors are compensated for service on our Board. The compensation in this column for Mr. Berman, reflects awards for attending Board meetings. Stock awards are valued based on the market price for the shares on the date of the award
(2)

The terms of the option are detailed in the footnotes to the table at the bottom of this page 12. The fair value of the option was calculated using the Black-Scholes method. The inputs used in the calculation are shown below. The expected term represents the period of time that the option is expected to be outstanding. Compensation expense related to the option award for the year ending 2019 was $59,091. There are 325,000 shares unvested that will, if they vest, result in $153,635 of future compensation expense to be recorded.

Input Variable
Exercise price per option	$0.55
Weighted average fair value per option at grant date	$0.47
Expected term	5 years
Expected volatility	141%
Expected dividend yield	0%
Risk-free interest rate	1.66%

(3)	Legal and consulting fees paid to Mr. Berman’s law firm.
(4)	Compensation was paid in 2018 to Mr. Berman’s law firm at the rate of $10,000 per month starting in October.

Mr. Fink has no employment agreement. Mr. Berman’s employment contract runs from April 1, 2019 through December 31, 2020. His salary was $12,500 per month in 2019 and increased to $15,000 per month for 2020. Mr. Berman is also entitled to a cash bonus of 10% of the amount by which revenue at our subsidiary Nano Magic LLC for any calendar quarter of 2019 or 2020 exceeds $450,000, subject to an annual cap on the cash bonus payment of $200,000 for each year. If he is terminated other than for cause, he will still be entitled to earn the bonus for 2020, but the bonus rate will only be 5% for revenue booked after his departure. If the cap on the cash payment for the bonus is reached, Mr. Berman will vest in options to purchase an additional 100,000 shares of stock at a price of $0.55 per share. Mr. Berman did not earn any cash bonus in 2019 and the options associated with the bonus cap in 2019 were forfeited.

Outstanding Equity Awards at 2019 Fiscal Year End Table

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards outstanding at December 31, 2019.

Option Awards										Stock Awards
Name	Number of Securities Underlying Unexercised options - exercisable		Number of Securities Underlying Unexercised Options - unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or other Rights that have not Vested ($)
(a)	(b)		(c)		(d)	(e)		(f)		(g)		(h)	(i)	(j)
Tom J. Berman	125,000	(1)	325,000	(2)	-	0.55			(3)			-	-	-

Richard Fink	1,062		-		-		(4)		(4)	17,500	(5)	10,325	-	-

(1)	The right to purchase 50,000 shares vested on date of grant. The right to purchase an additional 75,000 shares vested on December 31, 2019.
(2)	The remainder will vest:

The right to purchase:	Is vested or will vest on:
100,000 Option Shares	June 30, 2020
125,000 Option Shares	December 31, 2020
100,000 Option Shares	If the cap on cash bonus earned based on sales in 2020 is reached

12

(3)	Four years from date of vesting.
(4)	978 options with an exercise price of $79.20 per share expire on January 28, 2021; 42 options with an exercise price of $61.20 per share expire on February 2, 2022 and 42 options with an exercise price of $41.40 per share expire on April 30, 2023.
(5)	Restricted shares that vest ratably on a monthly basis over a 2-year period from December 30, 2019, the date of grant.

2019 Director Compensation

We paid our directors the amounts shown below during the fiscal year ended December 31, 2019. Amounts paid to Tom Berman are shown in the 2019 Summary Compensation Table for named executive officers. All directors are compensated for 2020 with a fee of $2,000 per meeting. The fee is payable in shares of our Class A common stock. Todd Lunsford joined the Board in February 2020 and received no compensation in 2019. Except as noted, the directors do not hold stock awards or option awards.

	Fees Earned or Paid		Stock	Option		All Other
Name	In cash	In stock	Awards	Awards		Compensation	Total
Ronald J. Berman	-	$8,000	-		(1)	$97,110	$105,110
Douglas Q. Holmes	-	$8,000	-	-		-	$8,000
Jeanne M. Rickert	-	$8,000	-	-		$12,000	$20,000
Scott E. Rickert	-	$8,000	-	-		$12,000	$20,000
Howard Westerman	-	$8,000	-		(2)	-	$8,000

(1)	At December 31, 2019, Mr. Berman held 1,744 options awarded in prior years.
(2)	At December 31, 2019, Mr. Westerman held 1,059 options awarded in prior years.

ACTION TWO: THE SIMPLIFICATION

In accordance with Rule 14c-2 under the Exchange Act, the Simplification will become effective upon the filing of the Amended and Restated Certificate of Incorporation in the form attached hereto as Annex A (the “Certificate of Amendment”), but not sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders. The Company anticipates that the effective date of the Simplification will be July 2, 2020.

THE COMMON STOCK CHANGES WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

Reasons for the Simplification

We no longer have any Class B common stock or Class Z common stock outstanding and the provisions in our certificate of incorporation describing the Class B common stock and the Class Z common stock and the different rights granted to them no longer have any relevance. The Board believes that leaving these provisions in the Certificate of Incorporation has the potential to create confusion about our capital structure and could contribute to a lack of investor interest in the Company. Therefore, the Board determined to simplify our common stock structure by eliminating the Class B common stock and the Class Z common stock along with those provisions that delineate any special rights granted to holders of Class B common stock or Class Z common stock. Following the amendment and restatement, the Class A Common Stock will be the only common stock and it will be referred to simply as “common stock.” Our Board believes that the Simplification will make our capital structure easier to understand and could make it easier to generate interest in the Company. The Board is unaware of any potential negative consequences for the Simplification.

13

The following chart depicts the common stock capital structure of the Company both before and after the Simplification:

Pre-Simplification

Class of Stock	Authorized Shares of Common Stock	Issued Shares
Class A Common Stock	7,200,000	7,199,941
Class B common stock	2,500,000	0
Class Z common stock	300,000	0

Post-Simplification

Class of Stock	Authorized Shares of Common Stock	Issued Shares
Common stock (known, prior to the Simplification, as Class A Common Stock)	7,200,000	7,199,941

Procedure for Effecting Simplification

We anticipate that the Simplification will become effective on July 2, 2020, or as soon thereafter as is reasonably practicable. When the Simplification become effective, each stock certificate representing Class A Common Stock will be deemed for all corporate purposes to evidence ownership of shares of common stock.

Generally, under our Certificate of Incorporation our shares are not certificated and most holders of our Class A Common Stock hold shares electronically in book entry form with our transfer agent, Interwest Transfer Company, Inc. No new stock certificates will be issued as a result of the Simplification. Certificates for Class A Common Stock will be recognized as representing shares of common stock once the Simplification become effective.

ACTION THREE: THE SHARE INCREASE

In accordance with Rule 14c-2 under the Exchange Act, the Share Increase will become effective upon the filing of the Amended and Restated Certificate of Incorporation in the form attached hereto as Annex A (the “Certificate of Amendment”), but not sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders. The Company anticipates that the effective date of the Share Increase will be July 2, 2020.

Reasons for the Share Increase

The Board believes it is in the Company’s best interests to increase the number of authorized shares of common stock from 7,200,000 shares to 30,000,000 shares. The Share Increase is required to enable the Company to issue common stock under subscriptions that have been paid and to permit delivery of the underlying stock if outstanding warrants and options are exercised. The Share Increase is sufficiently large that it will also give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. Except as otherwise required by law, the newly authorized shares of common stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While effecting the Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of common stock will be identical to the shares of Class A Common Stock now authorized and outstanding. The Share Increase will not affect the rights of current holders of our Class A Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

14

Board Discretion to Implement the Share Increase

The Board will implement the Share Increase only upon a determination that the Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to implement the Share Increase and not to file any amendment to our Certificate of Incorporation.

Effects of Share Increase

The practical effect of the Share Increase will be to increase the number of authorized shares of common stock from 7,200,000 to 30,000,000. The number of shares of common stock issued and outstanding will not change and the Share Increase will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power.

The following chart depicts the common stock capital structure of the Company both before and after the Simplification and the Share Increase, assuming the Simplification and the Share Increase are effected:

Pre-Share Increase and Pre-Simplification

Class of Stock	Authorized Shares of Common Stock	Issued Shares	Available to Issue
Class A Common Stock	7,200,000	7,199,941	59
Class B common stock	2,500,000	0	2,500,000
Class Z common stock	300,000	0	300,000

Post-Share Increase and Post-Simplification

Class of Stock	Authorized Shares of Common Stock	Issued Shares	Available to Issue
Common stock (known, prior to the Simplification, as Class A Common Stock)	30,000,000	7,199,941	22,800,086 (1)

(1)	Of the shares available to issue following the Simplification and Share Increase, approximately 279,283 will be issued under subscriptions already paid for and 4,918,226 will be reserved for issuance pursuant to outstanding options and warrants. This leaves approximately 17,602,550 shares for future issuance. Those shares may be issued as determined by the directors from time to time for any proper corporate purpose. This might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets or as compensation for officers, directors, employees or consultants. The additional shares can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Convertible Securities

When the Simplification and Share Increase go into effect, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of Class A Common Stock would entitle such holders to receive, upon exercise of their securities, the same number of shares of common stock which such holders may purchase upon exercise or conversion of their securities. The exercise or conversion price of outstanding options, warrants and other convertible securities of the Company will not be affected.

Par Value Per Share of Common Stock

Neither the Simplification nor the Share Increase changes the par value of the common stock.

15

Effect on Voting Rights of, and Dividends on, Common Stock

There is no change to the voting rights and other rights of the holders of common stock as a result of the Simplification and Share Increase. The percentage of outstanding shares owned by each stockholder prior to the Simplification and Share Increase will remain the same. However, although the Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Effect on Liquidity

There will be no change in the number of outstanding shares of common stock from the Simplification or the Share Increase. Therefore, we do not anticipate any immediate impact on the liquidity in our common stock.

No Appraisal Rights

Our stockholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the Simplification or the Share Increase.

Effective Date of the New Stock Authorization

We intend to effectuate the Simplification and the Share Increase on or about July 2, 2020. However, the exact timing of the Simplification and the Share Increase will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Simplification and the Share Increase if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

The Simplification and the Share Increase will become effective upon the filing of Certificate of Amendment and its acceptance for record by, the Delaware Secretary of State but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing Nano Magic Inc. at 750 Denison Court, Bloomfield Hills, Michigan 48302, ATTN: Jeanne Rickert or calling the Company at (844) 273-6462.

16

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 750 Denison Court, Bloomfield Hills, Michigan 48302, ATTN: Jeanne Rickert or calling the Company at (844) 273-6462.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 750 Denison Court, Bloomfield Hills, Michigan 48302.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

Nano Magic Inc.

/s/ Tom J. Berman
Tom J. Berman
President& Chief Executive Officer

June 12, 2020

17

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NANO MAGIC INC.

ARTICLE 1

The name of the Corporation is Nano Magic Inc.

ARTICLE 2

The address of the registered office of the Corporation in the State of Delaware is 3411 Silverside Road, Suite 104, Tatnall Building, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is Corporate Creations Network, Inc.

ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE 4

Section 4.1. Authorized Capital Stock. The Corporation is authorized to issue 100,000 shares of Preferred Stock, par value $0.0001 per share, and 30,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”).

Section 4.2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of the Corporation (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

a.	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

b.	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

c.	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

d.	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

e.	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

18

f.	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

g.	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

h.	the provisions, if any, of a sinking fund applicable to such series; and

i.	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

All as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 4.3. Common Stock. Subject to the rights of the holders of any series of Preferred Stock, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

a.	Holders of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor to be distributed among and paid ratably, in accordance with the number of shares of Common Stock held by each holder.

b.	Subject to the rights of the holders of any series of Preferred Stock then outstanding, in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation shall be divided among and paid ratably, in accordance with the number of shares of Common Stock held by each holder.

c.	Subject to the rights of the holders of any series of Preferred Stock then outstanding, on all matters presented to stockholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock.

d.	The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claims to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE 5

Section 5.1. Number, Election and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, (i) the number of the Directors of the Corporation will not be less than one, and (ii) the authorized number of Directors may be determined from time to time only by a vote of a majority of the total number of Directors then in office. Election of directors need not be by written ballot.

Section 5.2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

19

Section 5.3. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders with or without cause.

ARTICLE 6

The affirmative vote of the holders of at least a majority of the quorum, voting together as a single class, is required to amend or repeal this Amended and Restated Certificate of Incorporation. The Board may make, amend and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation.

ARTICLE 7

To the fullest extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect, no member of the Board shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to any acts or omissions in the performance of his or her duties as a member of the Board. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any member of the Board for or with respect to any acts or omissions of such member occurring prior to such amendment or repeal.

ARTICLE 8

Section 8.1. Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by the DGCL, as it now exists or may be amended, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) (collectively, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or an administrator or fiduciary with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as an administrator or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise (a “beneficiary”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (or comparable non-U.S. law) excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such beneficiary in connection therewith; except that the Corporation shall indemnify any such beneficiary in connection with a proceeding (or part thereof) initiated by such beneficiary only if such proceeding (or part thereof) was authorized by the Board or is initiated to enforce a beneficiary’s rights under this Section 8.1 or Section 8.2. No amendment to this Article 8 that limits the Corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person.

Section 8.2. Right to Advancement of Expenses. The rights granted under Section 1 of this Article 8 shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); except that, if the DGCL so requires, an advancement of expenses incurred by an beneficiary in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such beneficiary, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking , by or on behalf of such beneficiary, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such beneficiary is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 shall be contract rights and such rights shall continue as to a beneficiary who has ceased to be a director or officer and shall inure to the benefit of the beneficiary’s heirs, executors and administrators. No amendment to this Article 8 that limits the Corporation’s obligation regarding advancement of expenses shall have any effect on that right for a claim arising out of an act or omission that occurs prior to the date of the amendment.

20

Section 8.3. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or an administrator or fiduciary with respect to any employee benefit plan to the fullest extent of the provisions of this Article 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.4. Non-Exclusivity of Rights. Any indemnification or advancement of expenses made pursuant to this Article 8 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE 9

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

21